UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2006

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 7, 2006, IDT Corporation (the “Registrant”) announced that it and its subsidiary IDT Dutch Holdings BV (“Dutch Holdings”) had entered into a conditional Share Sale and Purchase Agreement (the “Agreement”) for the sale of the Registrant’s U.K.-based Toucan consumer phone service business to Pipex Communications plc (“Pipex”) in exchange for £20 million in cash and £4 million in Pipex ordinary shares. Pursuant to the terms of the Agreement, Pipex will assume Toucan's existing customer base and those employees currently supporting Toucan’s operations. The transaction is subject to the negotiation of additional agreements and other customary closing conditions. The Registrant expects the transaction to close during September 2006.

Item 7.01. Regulation FD Disclosure.

A copy of the press release, issued by the Registrant on September 7, 2006, announcing entry into the Agreement, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
2.1	Share Sale and Purchase Agreement by and among the Registrant, Dutch Holdings and Pipex, dated as of September 7, 2006.
99.1	Press Release issued by the Registrant, dated September 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By: /s/ Motti Lichtenstein
Name: Motti Lichtenstein
Title: Chief Operating Officer

Dated: September 13, 2006

EXHIBIT INDEX

Exhibit Number	Description
2.1	Share Sale and Purchase Agreement by and among the Registrant, Dutch Holdings and Pipex, dated as of September 7, 2006.
99.1	Press Release issued by the Registrant, dated September 7, 2006.